UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to recent changes in the sales and marketing organization of Vermillion, Inc. (the “Company”), the position of Senior Vice President, Sales and Marketing and Chief Commercial Officer was eliminated.  As a result, Marian Sacco, Senior Vice President, Sales and Marketing and Chief Commercial Officer, departed the Company effective August 12, 2014. In connection with Ms. Sacco’s departure from the Company, Ms. Sacco will be entitled to accelerated vesting of 50% of the unvested options previously granted by the Company to Ms. Sacco, severance and certain benefits in accordance with her Employment Agreement with the Company, dated December 16, 2013 (the “Sacco Employment Agreement”), provided that Ms. Sacco signs and does not revoke a standard separation agreement releasing all claims against the Company, in a form reasonably satisfactory to the Company, does not breach any provision of the Sacco Employment Agreement, and continues to comply with the Proprietary Information and Inventions Agreement between Mr. Sacco and the Company.

Ms. Sacco’s termination was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: August 15, 2014	By:	/s/Eric J. Schoen
Eric J. Schoen
Vice President, Finance and Chief Accounting Officer